Exhibit 99.1

EcoloCap Solutions Inc. (OTCBB: ECOS)

For Immediate Release

MICRO BUBBLE TECHNOLOGIES INC. SIGNS SECOND MULTI-MILLION DOLLAR AGREEMENT FOR DISTRIBUTION RIGHTS OF ITS CNT-BATTERY

Barrington, IL – October 6, 2009 – Micro Bubble Technologies Inc. (“MBT”), the operating subsidiary of EcoloCap Solutions Inc. (OTCBB: ECOS), has further enhanced distribution of its Carbon Nano Tube Battery (CNT-Battery) by signing a multi-million dollar distribution agreement with HALO Renewable Energy LLC (“Halo”), of Portland, OR.  Halo has obtained distribution rights of the CNT-Battery for “non-wheeled” applications in North America, in addition to the U.S distribution rights to MBT’s M-Fuel.  Halo was initially founded to exploit its proprietary system to manage energy storage and electrical systems for wind and solar applications. Halo’s extensive industry experience uniquely positions them to capitalize on the CNT-Batteries’   diverse applications. David Hice, CEO of Halo said, “The CNT-Battery is the final answer in our search for the ultimate energy storage and management system.”

This news release compliments the previous announcement pertaining to the Next-Alternative Inc. $2M agreement to acquire the rights to distribute the CNT-Battery for “wheeled applications” in North America.

MBT will be establishing two initial production lines for the CNT-Battery. One will be dedicated to Next-Alternative for transportation applications, the other to Halo for large enterprise applications. Each line will have the ability to produce 25,000 batteries per month initially.  The CNT-Battery yields up to 8 times the reserve capacity, recharges in less than ten minutes, and comes with a 5 year limited replacement guarantee if the battery is charged with the MBT designed charger system.

Michael Siegel, President of EcoloCap Solutions Inc. and CEO of Micro Bubble Technologies Inc. stated: “The execution of these agreements is a significant achievement for the company.  We anticipate much success with our North American distributors and look forward to further developing the CNT-Battery lines with them.”

About The Company:  Micro Bubble Technologies Inc. (“MBT”), a subsidiary of EcoloCap Solutions Inc. (OTCBB: ECOS), is a “green” nanotechnology company, focused on improving alternative energy solutions through the development and marketing of their nanotechnology-based energy products. MBT’s Carbon Nano Tube Battery (CNT-Battery) demonstrated to have 8 times the energy reserve capacity of traditional lead-acid batteries, 2.5 times that of lithium-ion batteries and a recharge time of 5 to 10 minutes; all for a slight premium over the price of a similar type battery. MBT’s M-Fuel technology processes heavy oils, with H plus O2 molecules, and a stabilizing additive through its proprietary Nano Processing Unit system.  The resulting fuel provides a 60% reduction in emissions, a 40% reduction in fuel consumption, and up to a 25% reduction in cost of fuel and engine maintenance.  M-Fuel will also enable certain users to generate additional revenue streams through the qualification of Carbon Credits.  EcoloCap Solutions Inc. Canada, a subsidiary of EcoloCap Solutions Inc., provides comprehensive Carbon Credit Trading consultancy services to all M-Fuel users.

MBT markets its products worldwide either directly or through agreements with distributors and is presently exploring distributors in Europe, Asia, and Africa.  For further details on the company and their technologies please visit the EcoloCap website, www.EcoloCap.com, or send an inquiry to Info@EcoloCap.com.

Company Contact Information:
EcoloCap Solutions Inc.
1250 South Grove Avenue, Suite 308
Barrington, Illinois 60010
Tel:  (866) 479-7041
Fax: (847) 919-8440
Email:  Info@EcoloCap.com

Use of Forward-looking Statements:  This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements are based on the current expectations of the management of Micro Bubble Technologies Inc. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Micro Bubble Technologies Inc. to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Micro Bubble Technologies Inc. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Ecolocap Solutions Inc., reference Ecolocap Solutions Inc.'s reports filed from time to time with the Securities and Exchange Commission.